Exhibit 99.1

LETTER OF RESIGNATION

Board of Directors
Gulf United Energy, Inc.
P.O. Box 22165
Houston, Texas 77056

September 9, 2010

Dear Sirs,

I, Don W. Wilson, hereby resign from my position as Chief Executive Officer and as a member of the Board of Directors of Gulf United Energy, Inc. (the “Company”) with effect from the date hereof.

I acknowledge and confirm that my resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/S/ DON W. WILSON
Don W. Wilson